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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): October 7, 1996


                                J. Michaels, Inc.
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            (Exact name of registrant as specified in its charter)


      New York                          0-5703                   11-1796714
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(State or other jurisdiction         (Commission                (IRS Employer
    of incorporation)                File Number)            Identification No.)


                   182 Smith Street, Brooklyn, New York 11201
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (718-852-6100)

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          (Former name or former address, if changed since last report)



















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Item 5.  Other Events.

         On October 7, 1996, J. Michaels Inc. (the "Company") and Muriel Siebert Capital Markets Group Inc. ("Siebert"), the sole shareholder of Muriel Siebert & Co.,) Inc., entered into Amendment No. 2 dated as of September 30, 1996 (the "Amendment") to the Plan and Agreement of Merger dated as of April 24, 1996 as amended as of June 28, 1996. The Amendment delays the outside closing date for the merger (the "Merger") of Siebert into the Company until January 6, 1997, and provides that the Company will effect a 1 for 7 reverse split of its shares immediately after the effective time of the Merger. An information statement with respect to a meeting of shareholders of the Company to be held on October 31, 1996 to approve the reverse split is expected to be mailed on October 11, 1996 to all shareholders of record of the Company on October 10, 1996.

Item 7. Financial Statements and Exhibits.

(c) Exhibit 10 Amendment No. 2 dated as of September 30, 1996 to Plan and Agreement of Merger dated as of April 24, 1996 as amended between the Company and Siebert.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 J. MICHAELS, INC.
                                                 (Registrant)


                                                 By: /s/JAMES H. MICHAELS
                                                     ---------------------------
                                                     James H. Michaels, Pres.
Dated:  October 10, 1996

                                EXHIBIT INDEX

         Exhibit 10 Amendment No. 2 dated as of September 30, 1996 to Plan and Agreement of Merger dated as of April 24, 1996 as amended between the Company and Siebert.